Exhibit 99.1

Calidi Biotherapeutics Reports Third Quarter 2024 Operating and Financial Results

-	Announced FDA Clearance of the Northwestern University IND Application for NeuroNova (CLD-101) Clinical Trial in High-Grade Glioma.

-	Presented data supporting RTNova (CLD-400), the company’s systemic antitumor virotherapy platform, at the International Oncolytic Virotherapy Conference (IOVC) in Rotterdam, Netherlands, the Society for Immunotherapy of Cancer (SITC) Annual Meeting, and at Immuno US 2024 in San Diego, California.

-	Raised $2 million in a registered direct offering and concurrent private placement.

SAN DIEGO, November 12, 2024 —(Globe Newswire) — Calidi Biotherapeutics Inc. (NYSE American: CLDI) (“Calidi”), a clinical-stage biotechnology company developing a new generation of targeted antitumor virotherapies, today reported its operating and financial results for the third quarter ended September 30, 2024, and reviewed recent business highlights.

“Calidi continues to advance our development programs while expanding our industry-leading position in targeted antitumor virotherapies,” said Allan Camaisa, CEO and Chairman of the Board of Calidi Biotherapeutics. “In addition, we are pleased that Northwestern University has received U.S. FDA clearance to advance our CLD-101 program in the clinic for newly diagnosed high-grade glioma.”

Third Quarter 2024 and Recent Corporate Developments

-	The U.S. Food and Drug Administration (FDA) has cleared Northwestern University’s Investigational New Drug (IND) application for Calidi’s NeuroNova (CLD-101). CLD-101 is a novel stem-cell based platform designed to deliver oncolytic viruses to tumors, enhancing their antitumor effects. The Phase 1b/2 clinical trial in newly diagnosed high-grade glioma is expected to commence in early 2025 at Northwestern University.

-	Data was presented on RTNova (CLD-400), Calidi’s systemic antitumor virotherapy platform, at the International Oncolytic Virotherapy Conference (IOVC) in Rotterdam, Netherlands, at Immuno US 2024 in San Diego, California and the Society for Immunotherapy of Cancer (SITC) annual meeting. RTNova is a systemic treatment designed for reduced elimination by the humoral immune system. It targets multiple tumor sites, killing tumor cells while altering the tumor immune microenvironment. This novel systemic therapeutic approach not only facilitates easier administration but also broadens the potential patient population who can benefit from this treatment.

-	Calidi announced in October the completion of a definitive securities purchase agreement with certain institutional investors, raising $2 million in a registered direct offering and concurrent private placement.

Third Quarter 2024 Financial Results

The Company reported a net loss of $5.1 million, or $0.65 per share, for the three months ended September 30, 2024, compared to a net loss of $2.0 million, or $1.41 per share, for the same period in 2023.

Research and development expenses were $2.2 million for the three months ended September 30, 2024, compared to $3.3 million for the comparable period in 2023, respectively.

General and administrative expenses were $3.1 million for the three months ended September 30, 2024, compared to $4.0 million for the comparable period in 2023, respectively.

The Company had approximately $1.9 million in cash and $0.2 million in restricted cash as of both September 30, 2024 and December 31, 2023.

About Calidi Biotherapeutics:

Calidi Biotherapeutics (NYSE American: CLDI) is a clinical-stage immuno-oncology company with proprietary technology designed to arm the immune system to fight cancer. Calidi’s novel stem cell-based platforms are utilizing potent allogeneic stem cells capable of carrying payloads of oncolytic viruses for use in multiple oncology indications, including high-grade gliomas and solid tumors. Calidi’s clinical stage off-the-shelf, universal cell-based delivery platforms are designed to protect, amplify, and potentiate oncolytic viruses leading to enhanced efficacy and improved patient safety. Calidi’s preclinical off-the-shelf enveloped virotherapies are designed to target disseminated solid tumors. This dual approach can potentially treat, or even prevent, metastatic disease. Calidi Biotherapeutics is headquartered in San Diego, California. For more information, please visit www.calidibio.com.

Forward-Looking Statements

This press release may contain forward-looking statements for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Terms such as “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “towards,” “would” as well as similar terms, are forward-looking in nature, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements concerning upcoming key milestones (including the reporting of interim clinical results and the dosing of patients), planned clinical trials, and statements relating to the safety and efficacy of Calidi’s therapeutic candidates in development. Any forward-looking statements contained in this discussion are based on Calidi’s current expectations and beliefs concerning future developments and their potential effects and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth or implied in such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that Calidi is not able to raise sufficient capital to support its current and anticipated clinical trials, the risk that early results of clinical trials do not necessarily predict final results and that one or more of the clinical outcomes may materially change following more comprehensive review of the data, and as more patient data becomes available, the risk that Calidi may not receive FDA approval for some or all of its therapeutic candidates. Other risks and uncertainties are set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Registration Statements filed with the SEC on (i) Form S-4 filed on August 2, 2023 and the corresponding prospectus filed on August 4, 2023, and (ii) on Form S-1 filed on April 15, 2024, and the Company’s periodic reports filed with the SEC on (i) Form 10-K filed on March 15, 2024, (ii) Form 10-Q filed on May 14, 2024, and (iii) Form 10-Q filed on August 13, 2024. These reports may be amended or supplemented by other reports we file with the SEC from time to time.

For Investors:

Dave Gentry, CEO

RedChip Companies, Inc.

1-407-644-4256

CLDI@redchip.com

CALIDI BIOTHERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except for par value data)

	September 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$1,897	$1,949
Prepaid expenses and other current assets	324	2,354
Total current assets	2,221	4,303
NONCURRENT ASSETS
Machinery and equipment, net	982	1,270
Operating lease right-of-use assets, net	3,237	4,073
Other noncurrent assets	217	373
TOTAL ASSETS	$6,657	$10,019
LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$3,574	$2,796
Related party accounts payable	—	81
Accrued expenses and other current liabilities	2,567	4,896
Related party accrued expenses and other current liabilities	496	536
Term notes payable, net of discount, including accrued interest	242	529
Related party term notes payable, net of discount, including accrued interest	2,631	278
Related party bridge loan payable, including accrued interest	217	—
Related party other current liability	620	—
Finance lease liability, current	69	81
Operating lease right-of-use liability, current	1,163	1,035
Total current liabilities	11,579	10,232
NONCURRENT LIABILITIES
Operating lease right-of-use liability, noncurrent	2,161	3,037
Finance lease liability, noncurrent	166	216
Warrant liability	163	623
Related party warrant liability	13	48
Convertible notes payable, including accrued interest	1,773	—
Related party term notes payable, net of discount, including accrued interest	—	2,060
Promissory note	600	—
Other noncurrent liabilities	—	1,500
Related party other noncurrent liabilities	—	538
TOTAL LIABILITIES	16,455	18,254
Commitments and contingencies (Note 11)
STOCKHOLDERS’ DEFICIT
Common stock, $0.0001 par value, 330,000 shares authorized; 9,311 and 3,552 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	1	1
Additional paid-in capital	107,408	91,383
Non-controlling interest	485	—
Accumulated other comprehensive loss, net of tax	(74)	(47)
Accumulated deficit	(117,618)	(99,572)
Total stockholders’ deficit	(9,798)	(8,235)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$6,657	$10,019

CALIDI BIOTHERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30,
	2024	2023
	(Unaudited)
OPERATING EXPENSES
Research and development	$(2,153)	$(3,251)
General and administrative	(3,073)	(3,970)
Total operating expense	(5,226)	(7,221)
Loss from operations	(5,226)	(7,221)
OTHER INCOME (EXPENSES), NET
Interest expense	(98)	(101)
Interest expense – related party	(134)	(223)
Change in fair value of debt, other liabilities, and derivatives	352	845
Change in fair value of debt, other liabilities, and derivatives – related party	28	4,473
Debt extinguishment	—	(139)
Debt extinguishment – related party	—	(332)
Grant income	—	693
Other income (expense), net	8	(8)
Total other income (expenses), net	156	5,208
LOSS BEFORE INCOME TAXES	(5,070)	(2,013)
Income tax credit (provision)	1	(11)
NET LOSS	$(5,069)	$(2,024)
Net loss attributable to noncontrolling interest	(15)	—
NET LOSS ATTRIBUTABLE TO CONTROLLING INTEREST	$(5,054)	$(2,024)
Deemed dividend on warrants	—	—
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(5,054)	$(2,024)
Net loss per share; basic and diluted	$(0.65)	$(1.41)
Weighted average common shares outstanding; basic and diluted	7,824	1,431